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Contacts:
Stephan Rohaly                        Darby Dye
Chief Financial Officer               Investor Relations-US
+49 89 95 95 5101                     510 249 4883
srohaly@scmmicro.de                   ddye@scmmicro.com


SCM MICROSYSTEMS REPORTS THIRD QUARTER 2007 RESULTS Strong revenue growth in PC
  Security business, record gross margin and continued low operating expenses highlight quarter

Ismaning, Germany - November 13, 2007 - SCM Microsystems, Inc. (Nasdaq: SCMM, Prime Standard: SMY), a leading provider of solutions that open the Digital World, today announced results for the third quarter ended September 30, 2007.

Financial highlights of the 2007 third quarter include:

o Improved PC Security revenues, following project delays in the previous quarter;
o     Gross margin of 45%, the highest level in two years;
o     Operating expenses under $4 million; and
o     Loss from continuing operations approaching break even for the quarter.

Revenues from continuing operations in the third quarter of 2007 were $7.6 million, up 3% from revenues of $7.4 million in the third quarter of 2006. Revenues for the first nine months of 2007 were $20.7 million, down 14% from revenues of $24.2 million for the first nine months of 2006. By product segment, third quarter 2007 PC Security revenues, reflecting sales of smart card readers and other products for secure network and physical access, were $6.1 million, up 20% from sales of $5.1 million in the third quarter of 2006. Flash Media Reader revenues, reflecting sales of OEM digital media reader technology, were $1.5 million, down 36% compared with sales of $2.3 million in the year ago quarter.

"Smart card reader sales improved significantly from the previous quarter, as budget freezes in the U.S. government sector appeared to relax, demand increased for the Company's CHIPDRIVE line of smart card-based small office solutions, and order patterns in Asia, which are variable, were once again favorable," said Stephan Rohaly, chief financial officer of SCM Microsystems. "Sales of the Company's digital media readers also improved from the second quarter, as demand increased from one of two major customers, although prior year sales levels were not reached."

"Stronger demand from customers in the third quarter reflected both the recovery of some of our markets and increasing traction in others," said Felix Marx, chief executive officer of SCM Microsystems. "To comply with federal mandates, the U.S. government is expected to implement smart card based security systems on an ongoing basis across a number of agencies, and SCM continues to be very active in serving this market. In Europe, we continue to work closely with various government groups to prepare for large scale smart card programs including e-passports and ehealth cards. We have also begun selling our CHIPDRIVE small office solutions across Europe and are seeing increasing demand for these products. Additionally, in the last three months we have added sales resources in each region, underlining our commitment to leverage expanding market opportunities to deliver revenue growth."

Gross margin in the third quarter of 2007 was 45%, the highest level in two years, compared with gross margin of 29% in the third quarter of 2006. The increase in gross margin compared with the prior year, and with the Company's guidance of 40% for the third quarter, primarily reflects a more favorable mix of higher margin products, better inventory management and product cost reductions in the Company's PC Security business.

Operating expenses in the third quarter of 2007, as reported in accordance with GAAP, were $3.8 million, below previous guidance of $4.0 million to $4.5 million per quarter. This compares with GAAP operating expenses of $6.2 million in the third quarter of 2006, which included amortization of intangibles of $0.2 million and restructuring and other charges of $0.4 million. Lower base operating expenses in the third quarter of 2007 compared with the prior year resulted primarily from restructuring actions completed by the Company in late 2006.

Operating loss for the third quarter of 2007, as reported in accordance with GAAP, was $(0.4) million, compared with operating loss of $(4.0) million in the year ago quarter.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the third quarter of 2007 was $(0.4) million, compared with EBITDA of $(3.8) million in the third quarter of 2006. (See reconciliation of EBITDA to GAAP accounting contained within this press release.)

As reported in accordance with GAAP, loss from continuing operations in the third quarter of 2007 was $(0.1) million, or $(0.01) per share, compared with loss from continuing operations of $(3.7) million, or $(0.24) per share, in the third quarter of 2006.

Cash and cash equivalents at September 30, 2007 were $33.1 million, compared with cash and cash equivalents of $34.5 million at June 30, 2007.

Guidance
--------

For the fourth quarter of 2007, the Company expects revenue between $7.5 million and $9.0 million and gross margin of approximately 40%. Additionally, the Company expects base operating expenses in the fourth quarter to be between $4.0 million and $4.5 million. Consistent with its previous guidance, the Company expects that full year 2007 revenues will be down 10% to 15% from the previous year's levels and expects to realize a small operating loss for the second half of 2007.

Additional Information
----------------------

SCM does not plan to hold a conference call or webcast to discuss the results of its 2007 third quarter. For more information on SCM's third quarter results, please see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the U.S. Securities and Exchange Commission.

About SCM Microsystems

SCM Microsystems is a leading supplier of solutions that open the Digital World by enabling people to conveniently access digital content and services. The company develops, markets and sells the industry's broadest range of smart card reader technology for secure PC, network and physical access and digital media readers for transfer of digital content to OEM customers in the government, financial, enterprise, consumer electronics and photographic equipment markets worldwide. Global headquarters are in Ismaning, Germany. For additional information, visit the SCM Microsystems web site at www.scmmicro.com.

NOTE: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include, without limitation, our statements regarding our expectations for revenues of $7.5 million and $9.0 million, gross margin of approximately 40% and operating expenses of $4.0 million to $4.5 million in the fourth quarter of 2007; that revenues will decrease 10% to15% in the full year 2007 compared to prior year levels; that we will record a small operating loss for the second half of 2007; and that demand will continue to increase for our CHIPDRIVE products. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those contemplated herein. Our financial results may not meet expectations. Some of the risks and uncertainties that could cause our actual business and operating results to differ include, but are not limited to, our ability to grow market share and revenues based on a strategy of participating in specific early stage markets; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all, including the government and enterprise security markets which we are targeting; we may not successfully compete in the markets in which we participate or target; competitors could take market share or create pricing pressure; and we may not be successful in maintaining operating expenses at current or lower levels. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K and our amended Annual Report on Form 10-K/A for the year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission.

                                       ###

        All trade names are trademarks or registered trademarks of their respective holders.

                              - FINANCIALS FOLLOW -
                              ---------------------

                                                                     Page 4 of 6
                             SCM MICROSYSTEMS, INC.
                 Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (unaudited)

                                                         Three months ended           Nine months ended
                                                            September 30,               September 30,
                                                      ------------------------    ------------------------
                                                         2007          2006          2007          2006
                                                      ----------    ----------    ----------    ----------
Revenues                                              $    7,617    $    7,396    $   20,721    $   24,185
Cost of revenues                                           4,170         5,271        12,201        16,251
                                                      ----------    ----------    ----------    ----------
       Gross profit                                        3,447         2,125         8,520         7,934
                                                      ----------    ----------    ----------    ----------
Operating expenses:
    Research and development                                 815         1,085         2,327         3,115
    Sales and marketing                                    1,625         2,292         4,802         6,053
    General and administrative                             1,374         2,208         5,653         6,340
    Amortization of intangible assets                         --           170           272           495
    Restructuring and other charges (credits)                 (4)          400            (4)        1,066
                                                      ----------    ----------    ----------    ----------
       Total operating expenses                            3,810         6,155        13,050        17,069
                                                      ----------    ----------    ----------    ----------
       Loss from operations                                 (363)       (4,030)       (4,530)       (9,135)
Interest and other, net                                      279           367           999           809
                                                      ----------    ----------    ----------    ----------
       Loss from continuing operations before
         income taxes                                        (84)       (3,663)       (3,531)       (8,326)
Benefit (provision) for income taxes                         (32)          (17)         (124)          (46)
                                                      ----------    ----------    ----------    ----------
       Loss from continuing operations                      (116)       (3,680)       (3,655)       (8,372)
       Income (loss) from discontinued operations            (83)         (213)         (202)        2,793

       Gain (loss) on sale of discontinued
       operations                                             16            24         1,569         5,287
                                                      ----------    ----------    ----------    ----------
           Net income (loss)                          $     (183)   $   (3,869)   $   (2,288)   $     (292)
                                                      ==========    ==========    ==========    ==========
Loss per share from continuing operations:
     Basic and diluted                                $    (0.01)   $    (0.24)   $    (0.23)   $    (0.54)

Gain (loss) per share from discontinued operations:
     Basic and diluted                                $    (0.00)   $    (0.01)   $     0.08    $     0.52
                                                      ----------    ----------    ----------    ----------
Net income (loss) per share:
     Basic and diluted                                $    (0.01)   $    (0.25)   $    (0.15)   $    (0.02)
                                                      ----------    ----------    ----------    ----------
Shares used in computing loss per share:
     Basic and diluted                                    15,736        15,648        15,722        15,623

Note: Financial results contained in this release reflect continuing operations of the Company's PC Security and Flash Media Reader businesses only. The Company completed the sale of its Digital TV solutions business in May 2006; therefore, financial results for the Digital TV solutions business are being accounted for as discontinued operations.

                             SCM MICROSYSTEMS, INC.
             Reconciliation of EBITDA Calculation to GAAP Accounting
                                 (in thousands)
                                   (unaudited)

                                         Three Months Ended           Nine Months Ended
                                            September 30,               September 30,
                                      ------------------------    ------------------------
                                         2007          2006          2007          2006
                                      ----------    ----------    ----------    ----------
EBITDA                                $     (424)   $   (3,772)   $   (4,265)   $   (8,455)

Interest income                              423           368         1,234           943
Provision for income taxes                   (32)          (17)         (124)          (46)
Depreciation and amortization                (83)         (259)         (500)         (814)

                                      ----------    ----------    ----------    ----------
Net loss from continuing operations   $     (116)   $   (3,680)   $   (3,655)   $   (8,372)
                                      ==========    ==========    ==========    ==========


We conduct a significant amount of our business in Europe, we are dually traded on the U.S. Nasdaq and German Prime Standard stock exchanges and the majority of our investors are German-based. In addition, we have recently moved our corporate headquarters from the U.S. to Germany. Based on these factors, we have determined that EBITDA is a relevant measure of performance for our company, as it is a metric commonly used among companies doing business in Europe and is therefore a helpful tool for communicating our performance to our investors and analysts and for comparisons to other companies in Europe and within our industry.

EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. While we believe that EBITDA is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate the full performance of the Company or its prospects. Such evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with U.S. GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows, as presented in our most recent filings with the Securities and Exchange Commission, provide the full accounting for how we have decided to use resources provided to us from our customers, lenders and shareholders.

                             SCM MICROSYSTEMS, INC.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)


ASSETS                                                     September 30, 2007   December 31, 2006
                                                           ------------------   ------------------
Current assets:
       Cash, cash equivalents and short-term investments   $           33,091   $           36,902
       Accounts receivable, net                                         6,156                6,583
       Inventories                                                      2,870                1,927
       Other current assets                                             1,049                2,489
                                                           ------------------   ------------------
         Total current assets                                          43,166               47,901

Property, equipment and other assets, net                               3,454                3,182
Intangibles, net                                                           --                  272
                                                           ------------------   ------------------
           Total assets                                    $           46,620   $           51,355
                                                           ==================   ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable                                    $            1,995   $            4,572
       Accrued expenses and other current liabilities                   8,014               11,362
                                                           ------------------   ------------------
         Total current liabilities                                     10,009               15,934
Long-term income taxes payable                                            195                   --
Deferred tax liability                                                    101                  103

Stockholders' equity                                                   36,315               35,318
                                                           ------------------   ------------------
           Total liabilities and stockholders' equity      $           46,620   $           51,355
                                                           ==================   ==================